Exhibit 23.1


                 INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Varlen Corporation on Form S-8 of our reports dated March 2, 1998 appearing in and incorporated by reference in the Annual Report on Form 10-K of Varlen Corporation for the year ended January 31, 1998.




/s/Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Chicago, Illinois
December 2, 1998